SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED January 24, 1994
(To Prospectus dated January 14, 1994)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
              (formerly known as Countrywide Funding Corporation)
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer



               Mortgage Pass-Through Certificates, Series 1994-1

                                  -----------




---------------------------         The Class A-5 Certificates

The Class A-5                       o   This supplement relates to the
certificates represent                  offering of the Class A-5 certificates
obligations of the trust                of the series referenced above. This
only and do not                         supplement does not contain complete
represent an interest in                information about the offering of the
or obligation of                        Class A-5 certificates. Additional
CWMBS, Inc.,                            information is contained in the
Countrywide Home                        prospectus supplement dated January
Loans, Inc.,                            24, 1994 prepared in connection with
Countrywide Home                        the offering of the offered
Loans, Inc.,                            certificates of the series referenced
Countrywide Home                        above and in the prospectus of the
Loans Servicing LP or                   depositor dated January 14, 1994. You
any of their affiliates.                are urged to read this supplement, the
                                        prospectus supplement and the
This supplement may                     prospectus in full.
be used to offer and sell
the offered certificates            o   As of the June 25, 2003, the class
only if accompanied by                  certificate balance of the Class A-5
the prospectus.                         certificates was approximately
                                        $35,943,811.
---------------------------

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP., in connection with offers and sales relating to market making transactions in the Class A-5 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

July 21, 1999

                               THE MORTGAGE POOL

     As of June 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 169 Mortgage Loans having an aggregate Stated Principal Balance of approximately $45,556,406.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                              June 1, 2003
                                                                                      ------------------------------
Total Number of Mortgage Loans...................................................                  169
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.59%
         60-90 days..............................................................                 0.00%
         91 days or more (excluding pending foreclosures)........................                 0.00%
                                                                                                  -----
         Total Delinquencies.....................................................                 0.59%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.59%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 1.18%
                                                                                                  =====
--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $38.782 billion at March 31, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                                At February 28(29),                    At December 31,         At March 31,
                                    -------------------------------------------- --------------------------- ----------------
                                         1999           2000           2001           2001          2002           2003
                                    -------------- -------------- -------------- -------------- ------------ ----------------
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
     30-59 days.....................     1.03%          1.36%          1.61%          1.89%          2.11%         1.89%
     60-89 days.....................     0.18           0.22           0.28           0.39           0.53          0.47
     90 days or more (excluding
        pending foreclosures).......     0.12%          0.16           0.14           0.23           0.35          0.54
                                    -------------- -------------- -------------- -------------- ------------ ----------------
         Total of delinquencies.....     1.32%          1.75%          2.03%          2.51%          2.99%         2.91%
                                    ============== ============== ============== ============== ============ ================
Foreclosures pending................     0.14%          0.16%          0.27%          0.31%          0.31%         0.50%
                                    ============== ============== ============== ============== ============ ================

Total delinquencies and
    foreclosures pending............     1.46%          1.91%          2.30%          2.82%          3.31%         3.41%
                                    ============== ============== ============== ============== ============ ================

Net Gains/(Losses) on liquidated
    loans(1)........................$(2,882,524)   $(3,076,240)   $(2,988,604)   $(5,677,141)   $(10,788,657)  $(3,015,435)
Percentage of Net Gains/(Losses)
    on liquidated loans(1)(2).......    (0.018)%       (0.017)%       (0.014)%       (0.022)%       (0.032)%      (0.008)%
Percentage of Net Gains/(Losses)
    on liquidated loans (based on
    average outstanding principal
    balance)(1).....................    (0.021)%       (0.017)%       (0.015)%       (0.023)%       (0.033)%      (0.008)%

----------
(1)  "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2)  Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                   DESCRIPTION OF THE CLASS A-5 CERTIFICATES

     The Class A-5 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-5 Certificates are Targeted Principal Class Certificates. The Targeted Balances for the Class A-5 Certificates are set forth in the Principal Balance Schedules in the Prospectus Supplement. The Class A-5 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal -- Senior Principal Distribution Amount".

     As of June 25, 1999 (the "Certificate Date"), the Class Certificate Balance of the Class A-5 Certificates was approximately $35,943,811, evidencing a beneficial ownership interest of approximately 78.90% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $40,701,141 and evidenced in the aggregate a beneficial ownership interest of approximately 89.34% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $4,855,265, and evidenced in the aggregate a beneficial ownership interest of approximately 10.66% in the Trust Fund. For additional information with respect to the Class A-5 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date,
(vi) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in the Prospectus Supplement such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (vii) the Class Certificate Balance of the Class A-5 Certificates is approximately $35,943,811 (viii) interest accrues on the Class A-5 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the Targeted Balances for the related Targeted Principal Classes are as set forth in the Principal Balance Schedules, (xii) the closing date of the sale of the Offered Certificates is July 23, 2003,
(xi) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 325% SPA assumes prepayment rates will be 0.65% per annum in month one, 1.3% per annum in month two, and increasing by 0.65% in each succeeding month until reaching a rate of 19.5% per annum in month 30 and remaining constant at 19.5% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-5 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of SPA or at any constant percentage.

                              Percent of Class Certificate
                                  Balance Outstanding*

                                                           Class A-5
                                                   SPA Prepayment Assumption
                                        -----------------------------------------------
          Distribution Date                0%      150%      325%      450%      600%
          -----------------                --      ----      ----      ----      ----
Initial Percent..................         100       100      100       100       100
July 25, 2004....................          97        87       76        72        67
July 25, 2005....................          94        76       57        50        42
July 25, 2006....................          90        66       42        34        26
July 25, 2007....................          87        56       31        23        16
July 25, 2008....................          83        48       21        15        10
July 25, 2009....................          79        41       14         9         6
July 25, 2010....................          75        34        8         5         4
July 25, 2011....................          70        28        4         2         2
July 25, 2012....................          65        22        1         0         1
July 25, 2013....................          60        17        0         0         0
July 25, 2014....................          55        13        0         0         0
July 25, 2015....................          49         9        0         0         0
July 25, 2016....................          43         5        0         0         0
July 25, 2017....................          36         2        0         0         0
July 25, 2018....................          30         0        0         0         0
July 25, 2019....................          23         0        0         0         0
July 25, 2020....................          15         0        0         0         0
July 25, 2021....................           8         0        0         0         0
July 25, 2022....................           0         0        0         0         0
Weighted Average Life (years) **.          11.1       5.6      3.1       2.6       2.3

--------------------------
*    Rounded to the nearest whole percentage.
**   Determined as specified under "Weighted Average Lives of the Offered Certificates"
     in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,731,685 and $125,790 and $0, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to certain investors such as insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the certificates.

     For federal income tax purposes, the trust fund comprises an upper tier REMIC and a lower tier REMIC (respectively, the "Subsidiary REMIC" and the "Master REMIC"). The Subsidiary REMIC issued several uncertificated classes of interests, which are designated as the regular interests in such REMIC. The assets of the Subsidiary REMIC consists of the mortgage loans and all other property in the trust fund except for the property in the trust fund allocated to the Master REMIC. The Master REMIC issued the Class A-5 Certificates and several other classes of regular certificates (together with the Class A-5 Certificates, the "Regular Certificates"), which are designated as regular interests in the Master REMIC. The assets of the Master REMIC consist of the Subsidiary REMIC regular interests. The Class A-R Certificates (the "Residual Certificates") represent the beneficial ownership of the residual interests in the Subsidiary REMIC and the Master REMIC.

     General. Except as otherwise stated in this discussion, the Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of the Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to the Regular Certificates under an accrual method.

     The Regular Certificates may be treated as having been issued with original issue discount ("OID"). Computing accruals of OID in the manner described herein may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

     Persons acquiring Regular Certificates under this offering may have to adjust their accrual of income to account for past accruals of OID on the Regular Certificates and to account for market discount and premium as discussed herein. The following discussion is based in part on the Treasury Regulations governing OID (the "OID Regulations") and in part on the provisions of the Code. Holders of Regular Certificates (the "Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Original Issue Discount and Premium. Except as otherwise discussed herein, holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest rather than in accordance with receipt of the interest payments.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on a prepayment assumption (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history accompanying the 1986 Tax Reform Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price (as opposed to any re-offering price) of the Regular Certificates. For purposes of determining the amount and rate of accrual of OID and market discount on the Regular Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at the foregoing rate or any other rate.

     The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on the Regular Certificate for each day the Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period (i) is no longer than one year, (ii) begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and (iii) begins on the day after the preceding accrual period ends. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

   o   adding

       The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and any payments included in the stated redemption price at maturity received during the same accrual period, and

   o subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

     The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

     A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate, however, the daily portion is reduced by an amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is:

   o   the cost of the Regular Certificate to the subsequent purchaser; less

   o the adjusted issue price of the Regular Certificate at the time of purchase (determined as described above),

       and the denominator of which is:

   o the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date as computed under the Prepayment Assumption.

     A holder who pays an acquisition premium may instead elect to accrue OID by treating the purchase as a purchase at original issue.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Regular Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Regular Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the Certificateholder owns and acquires. See "Premium," below. The election to accrue interest, discount and premium on a constant yield method with respect to a Regular Certificate cannot be revoked without the consent of the IRS.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Code Section 1276 a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing Certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a Regular Certificate will be considered to be zero if it is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield rate or according to one of the following methods:

   o For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

   o For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

     A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Treasury Regulations governing the amortization of bond premium do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described herein. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code Section 171. Under Code Section 171, amortizable bond premium may be allocated among the interest payments on a Regular Certificate and applied as an offset against the interest payments. Potential Certificateholders should consult their tax advisors regarding the possible application of the bond premium regulations.

     REITs and Building and Loan Associations. The Regular Certificates will represent "real estate assets" under Code Section 856(c)(5)(B) and qualifying assets under Code Section 7701(a)(19)(C) in the same proportion that the assets of the trust fund will be so treated, and income on the Regular Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Code Section 856(c)(3)(B) in the same proportion that the income on the assets of the trust fund will be so treated. The Regular Certificates will represent qualifying assets under Code Section 860G(a)(3) provided they are acquired by a REMIC within the prescribed time periods of the Code.

     REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government

Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the original cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price, which information the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their

Regular Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Regular Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Regular Certificate is a foreign person and providing that non-U.S. person's name and address. If a Regular Certificateholder is not exempt from withholding, distributions of interest (including distributions in respect of accrued OID) may be subject to a 30% withholding tax (subject to reduction under any applicable income tax treaty).

     Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

     It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability provided the requisite information is supplied to the IRS.

          Prohibited Transactions and Other Taxes

     The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the Certificates. It is not anticipated that the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund that has elected to be treated as a REMIC, if made after the day on which the trust fund issues all of its interests, could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The trust fund will not accept contributions that would subject it to a Contributions Tax.

     In addition, a trust fund that has elected to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

   o a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

   o the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

     If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund and will result in a reduction in amounts available to be distributed to the Regular Certificateholders.

          Liquidation and Termination

     If the a REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

          Administrative Matters

     Solely for the purpose of the administrative provisions of the Code, a REMIC generally will be treated as a partnership and the Residual
Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate.

                                  OTHER TAXES

     No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Regular Certificates under any state, local or foreign tax law.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Regular Certificates.

                             ERISA CONSIDERATIONS

     ERISA imposes requirements on employee benefit plans subject to ERISA (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to ERISA's requirements, but subject to the provisions of applicable federal or state law. Moreover, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor ("DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101.) Under this "Plan Asset Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If certificates are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the certificates are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. However, the regulation provides that, generally, the assets of a corporation, partnership or trust in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code
Section 4975 unless a statutory, regulatory or administrative exemption applies.

     The U.S. Department of Labor has granted to the underwriter an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund. The Exemption was amended by Prohibited Transaction Exemption 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     It is expected that the Exemption applied to the acquisition and holding by Plans of the offered certificates (other than the Class PO, Class X and Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- from S&P or Fitch, or Baa3 from Moody's, certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

     Because the Class PO and Class X Certificates were not purchased by any underwriter to whom an exemption similar to the Exemption has been granted, those classes of certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter.

Consequently, the Class PO and Class X Certificates may be transferred only if the conditions in the first or third bullet points in the next paragraph are met.

     Because the characteristics of the Class A-R Certificates may not meet the requirements of prohibited transaction class exemption 83-1 ("PTE 83-1"), the Exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds Class A-R Certificates. Consequently, transfers of the Class A-R Certificates (and of certificates of any class that, because of a change of rating, no longer satisfy the rating requirement of the Exemption) will not be registered by the trustee unless the trustee receives:

                    o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

                    o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") ) and that the purchase and holding of the certificates are covered under Sections I and III of PTE 95-60; or

                    o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in the assets of the trust fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

     The first representation will be deemed to have been made by the transferee's acceptance of a Class PO or Class X Certificate. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

     While each underwriter exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the underwriter exemptions are substantially the following:

                    o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                    o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a "Designated Transaction");

                    o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's, a division of The McGraw-Hill Company, Inc., Moody's Investor Services, Inc. or Fitch Ratings (the "rating agencies");

                    o the trustee is not an affiliate of any other member of the Restricted Group, as defined below; , the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans;

                    o the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith;

                    o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933 as amended; and

                    o for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

     If an issuer holds obligations that have high loan-to-value ratios, the underwriter exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

          The issuer must also meet the following requirements:

                    o the investment pool must consist solely of assets of the type that have been included in other investment pools;

                    o securities in those other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of at least one of the rating agencies for at least one year before the Plan's acquisition of securities; and

                    o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

     Moreover, the underwriter exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

                    o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

                    o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

                    o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

                    o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

     This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this supplement, subject to the provisions of other applicable federal and state law. However, any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                    RATINGS

     The Class A-5 Certificates are currently rated "AAA" by Fitch Ratings and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-5 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1



Summary of Mortgage Loans in Mortgage Pool
(As of Reference Date)

Total Number of Mortgage Loans                       169
Aggregate Principal Balance                      $45,556,406
Average Principal Balance                          $269,565                      $36,174 to $865,843
Weighted Average Mortgage Rate                      7.036%                         6.500% to 7.750%
Net Weighted Average Mortgage Rate                  6.777%                         6.241% to 7.491%
Weighted Average Original Term (months)              360                              300 to 360
Weighted Average Remaining Term (months)             234                               15 to 247
Weighted Average Combined Loan-to-Value Ratio       69.40%                         21.00% to 90.00%

                                                   MORTGAGE RATES

Mortgage                                         Number of                  Aggregate       Percentage of Mortgage
Rates (%)                                      Mortgage Loans           Principal Balance   Loans in Mortgage Pool
------------------------------------------------------------------------------------------------------------------
6.500                                                 22                     $5,748,851             12.62         %
6.625                                                 6                      $2,609,923             5.73
6.750                                                 11                     $2,721,110             5.97
6.875                                                 12                     $2,893,167             6.35
7.000                                                 42                     $10,023,314            22.00
7.125                                                 26                     $7,479,976             16.42
7.250                                                 25                     $6,907,253             15.16
7.375                                                 7                      $2,327,795             5.11
7.500                                                 7                      $2,129,329             4.67
7.625                                                 3                       $718,214              1.58
7.750                                                 8                      $1,997,474             4.38
------------------------------------------------------------------------------------------------------------------

Total                                                169                    $45,556,406            100.00         %
===================================================================================================================


                                               CURRENT MORTGAGE LOAN
                                                 PRINCIPAL BALANCES

Range of Mortgage                                Number of                  Aggregate       Percentage of Mortgage
Principal Balances ($)                         Mortgage Loans           Principal Balance   Loans in Mortgage Pool
------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                                   1                      $36,174                0.08           %
$50,000.01 - $100,000.00                             2                     $148,839                0.33
$100,000.01 - $150,000.00                            7                     $894,555                1.96
$150,000.01 - $200,000.00                            38                   $7,089,074               15.56
$200,000.01 - $250,000.00                            47                  $10,568,246               23.20
$250,000.01 - $300,000.00                            25                   $6,686,525               14.68
$300,000.01 - $350,000.00                            22                   $7,295,370               16.01
$350,000.01 - $400,000.00                            9                    $3,339,318               7.33
$400,000.01 - $450,000.00                            8                    $3,405,947               7.48
$450,000.01 - $500,000.00                            3                    $1,398,354               3.07
$500,000.01 - $550,000.00                            2                    $1,051,015               2.31
$550,000.01 - $600,000.00                            1                     $566,058                1.24
$600,000.01 - $650,000.00                            1                     $646,836                1.42
$700,000.01 - $750,000.00                            1                     $705,491                1.55
$850,000.01 - $900,000.00                            2                    $1,724,603               3.79
------------------------------------------------------------------------------------------------------------------

Total                                               169                  $45,556,406              100.00          %
===================================================================================================================


                                           ORIGINAL LOAN TO VALUE RATIOS

Range of Original                                Number of                  Aggregate       Percentage of Mortgage
Loan-to-Value Ratios                           Mortgage Loans           Principal Balance   Loans in Mortgage Pool
------------------------------------------------------------------------------------------------------------------
50.00 and Below                                     14                      $4,560,534               10.01        %
50.01 - 55.00                                       9                       $3,448,106               7.57
55.01 - 60.00                                       15                      $3,929,281               8.63
60.01 - 65.00                                       11                      $2,575,516               5.65
65.01 - 70.00                                       15                      $4,319,042               9.48
70.01 - 75.00                                       27                      $6,534,160               14.34
75.01 - 80.00                                       52                      $14,225,274              31.23
80.01 - 85.00                                       7                       $1,756,318               3.86
85.01 - 90.00                                       19                      $4,208,175               9.24
------------------------------------------------------------------------------------------------------------------

Total                                               169                     $45,556,406             100.00        %
===================================================================================================================


                                               DOCUMENTATION PROGRAM

                                                 Number of                  Aggregate       Percentage of Mortgage
Type of Program                                Mortgage Loans           Principal Balance   Loans in Mortgage Pool
------------------------------------------------------------------------------------------------------------------
Full                                                90                      $23,985,813             52.65         %
Alternative                                         67                      $18,063,195             39.65
Reduced                                             8                       $2,499,775              5.49
Streamlined                                         4                       $1,007,623              2.21
------------------------------------------------------------------------------------------------------------------

Total                                              169                      $45,556,406            100.00         %
===================================================================================================================


                                     STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                 Number of                  Aggregate       Percentage of Mortgage
State                                          Mortgage Loans           Principal Balance   Loans in Mortgage Pool
------------------------------------------------------------------------------------------------------------------
California                                          107                     $29,707,864             65.21         %
Hawaii                                               4                      $1,265,758              2.78
Illinois                                             5                      $1,124,499              2.47
Maryland                                             7                      $1,381,608              3.03
Massachusetts                                        6                      $1,343,018              2.95
New York                                            17                      $4,443,663              9.75
Virginia                                             4                      $1,096,051              2.41
Other (less than 2%)                                19                      $5,193,947              11.41
------------------------------------------------------------------------------------------------------------------

Total                                               169                     $45,556,406            100.00         %
===================================================================================================================


                                           TYPES OF MORTGAGED PROPERTIES

                                                 Number of                  Aggregate       Percentage of Mortgage
Property Type                                  Mortgage Loans           Principal Balance   Loans in Mortgage Pool
------------------------------------------------------------------------------------------------------------------
Single Family                                       137                     $37,421,171             82.14         %
Planned Unit                                        25                      $6,435,726              14.13
Condominium                                          5                      $1,298,284              2.85
2-4 Family                                           2                       $401,226               0.88
------------------------------------------------------------------------------------------------------------------

Total                                               169                     $45,556,406            100.00         %
===================================================================================================================

                                             PURPOSE OF MORTGAGE LOANS

                                                 Number of                  Aggregate       Percentage of Mortgage
Loan Purpose                                   Mortgage Loans           Principal Balance   Loans in Mortgage Pool
------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                               101                     $28,197,444            61.90          %
Purchase                                            48                      $12,451,019            27.33
Refinance (cash-out)                                20                      $4,907,943             10.77
------------------------------------------------------------------------------------------------------------------

Total                                               169                     $45,556,406           100.00          %
===================================================================================================================


                                                  OCCUPANCY TYPES

                                                 Number of                  Aggregate       Percentage of Mortgage
Occupancy Type                                 Mortgage Loans           Principal Balance   Loans in Mortgage Pool
------------------------------------------------------------------------------------------------------------------
Primary Residence                                   167                     $45,145,673           99.10           %
Second Residence                                     2                        $410,733            0.90
------------------------------------------------------------------------------------------------------------------

Total                                                169                     $45,556,406       100.00             %
===================================================================================================================


                                             ORIGINAL TERMS TO MATURITY

Original Term to                                 Number of                  Aggregate       Percentage of Mortgage
Maturity (Months)                              Mortgage Loans           Principal Balance   Loans in Mortgage Pool
------------------------------------------------------------------------------------------------------------------
360                                                 168                     $45,349,524             99.55         %
300                                                  1                        $206,882              0.45
------------------------------------------------------------------------------------------------------------------

Total                                               169                     $45,556,406            100.00         %
===================================================================================================================

                                   EXHIBIT 2



  THE                                                                                                  Distribution Date:  6/25/03
BANK OF
  NEW
 YORK

101 Barclay St.
New York, NY 10286

Officer:    Courtney Bartholomew                            CWMBS INC
            212-815-3236                        MORTGAGE PASS THROUGH CERTIFICATES
Associate:  AnnMarie Cassano                              SERIES 1994-1
            212-815-8318

                                           Certificateholder Monthly Distribution Summary

                                                Certificate                      Pass
                                   Class           Rate           Beginning     Through        Principal          Interest
Class            Cusip          Description        Type           Balance       Rate (%)      Distribution      Distribution
------------------------------------------------------------------------------------------------------------------------------
  A1           126690RH1          Senior        Fix-30/360              0.00    7.500000              0.00             0.00
  A2           126690RJ7          Senior        Fix-30/360              0.00   10.000000              0.00             0.00
  A3           126690RK4          Senior        Fix-30/360              0.00    6.250000              0.00             0.00
  A4           126690RL2          Senior        Fix-30/360              0.00    6.875000              0.00             0.00
  A5           126690RM0          Senior        Fix-30/360     36,873,454.00    6.875000        929,643.00       211,254.16
  A6           126690RN8          Senior        Fix-30/360      6,619,177.13    6.875000      3,069,673.78        37,922.37
  A7           126690RP3          Senior        Fix-30/360              0.00    6.250000              0.00             0.00
  A8           126690RQ1          Senior        Fix-30/360              0.00    6.250000              0.00             0.00
  PO           126690RR9         Strip PO       Fix-30/360      1,393,226.10    0.000000        185,399.26             0.00
  X            126690RS7         Strip IO       Fix-30/360     14,715,130.35    0.261262              0.00         3,203.75
  AR           126690RT5          Senior        Fix-30/360              0.00    6.250000              0.00             0.00

------------------------------------------------------------------------------------------------------------------------------

  M            126690RU2        Mezzanine       Fix-30/360      2,199,308.91    6.875000        202,235.02        12,600.21
  B1           126690RV0          Junior        Fix-30/360      2,199,308.91    6.875000        202,235.02        12,600.21
  B2           126690TH9          Junior        Fix-30/360        439,861.78    6.875000         40,447.00         2,520.04
  B3           126690TJ5          Junior        Fix-30/360        146,620.60    6.875000         13,482.33           840.01
  B4           126690TK2          Junior        Fix-30/360        361,836.46    6.875000         33,272.20         2,073.02

------------------------------------------------------------------------------------------------------------------------------

Totals                                                         50,232,793.89                  4,676,387.61       283,013.77

------------------------------------------------------------------------------------------------------------------------------


                                 Current                         Cumulative
                 Total           Realized        Ending           Realized
Class         Distribution        Losses         Balance          Losses
---------------------------------------------------------------------------
  A1                0.00            0.00               0.00         0.00
  A2                0.00            0.00               0.00         0.00
  A3                0.00            0.00               0.00         0.00
  A4                0.00            0.00               0.00         0.00
  A5        1,140,897.16            0.00      35,943,811.00         0.00
  A6        3,107,596.15            0.00       3,549,503.34         0.00
  A7                0.00            0.00               0.00         0.00
  A8                0.00            0.00               0.00         0.00
  PO          185,399.26            0.00       1,207,826.84         0.00
  X             3,203.75            0.00      14,080,065.40         0.00
  AR                0.00            0.00               0.00         0.00

---------------------------------------------------------------------------

  M           214,835.23            0.00       1,997,073.89         0.00
  B1          214,835.23            0.00       1,997,073.89         0.00
  B2           42,967.04            0.00         399,414.78         0.00
  B3           14,322.35            0.00         133,138.26         0.00
  B4           35,345.22            0.07         328,564.19   115,303.08

---------------------------------------------------------------------------

Totals      4,959,401.39            0.07      45,556,406.19   115,303.08

---------------------------------------------------------------------------

  THE                                                                                                  Distribution Date:  6/25/03
BANK OF
  NEW
 YORK

101 Barclay St.
New York, NY 10286

Officer:    Courtney Bartholomew                            CWMBS INC
            212-815-3236                        MORTGAGE PASS THROUGH CERTIFICATES
Associate:  AnnMarie Cassano                              SERIES 1994-1
            212-815-8318

                                                   Principal Distribution Detail

                                  Original        Beginning       Scheduled                        Unscheduled          Net
                                 Certificate     Certificate      Principal      Accretion         Principal         Principal
Class            Cusip             Balance         Balance       Distribution    Principal         Adjustments     Distribution
--------------------------------------------------------------------------------------------------------------------------------
  A1           126690RH1       58,395,000.00            0.00            0.00          0.00              0.00              0.00
  A2           126690RJ7       30,600,000.00            0.00            0.00          0.00              0.00              0.00
  A3           126690RK4      196,374,500.00            0.00            0.00          0.00              0.00              0.00
  A4           126690RL2       13,480,000.00            0.00            0.00          0.00              0.00              0.00
  A5           126690RM0       48,029,000.00   36,873,454.00      929,643.00          0.00              0.00        929,643.00
  A6           126690RN8       10,400,613.00    6,619,177.13    3,069,673.78          0.00              0.00      3,069,673.78
  A7           126690RP3       10,200,000.00            0.00            0.00          0.00              0.00              0.00
  A8           126690RQ1        4,819,500.00            0.00            0.00          0.00              0.00              0.00
  PO           126690RR9        5,863,545.00    1,393,226.10      185,399.26          0.00              0.00        185,399.26
  X            126690RS7      172,788,600.00   14,715,130.35            0.00          0.00              0.00              0.00
  AR           126690RT5            1,000.00            0.00            0.00          0.00              0.00              0.00
--------------------------------------------------------------------------------------------------------------------------------
  M            126690RU2        9,003,885.00    2,199,308.91      202,235.02          0.00              0.00        202,235.02
  B1           126690RV0        9,003,885.00    2,199,308.91      202,235.02          0.00              0.00        202,235.02
  B2           126690TH9        1,800,777.00      439,861.78       40,447.00          0.00              0.00         40,447.00
  B3           126690TJ5          600,259.00      146,620.60       13,482.33          0.00              0.00         13,482.33
  B4           126690TK2        1,600,690.56      361,836.46       33,272.20          0.00              0.00         33,272.20
--------------------------------------------------------------------------------------------------------------------------------
Totals                        400,172,654.56   50,232,793.89    4,676,387.61          0.00              0.00      4,676,387.61
--------------------------------------------------------------------------------------------------------------------------------



                 Current              Ending                 Ending
                 Realized            Certificate           Certificate
Class            Losses               Balance                 Factor
---------------------------------------------------------------------------
  A1                0.00                    0.00          0.00000000000
  A2                0.00                    0.00          0.00000000000
  A3                0.00                    0.00          0.00000000000
  A4                0.00                    0.00          0.00000000000
  A5                0.00           35,943,811.00          0.74837725124
  A6                0.00            3,549,503.34          0.34127828276
  A7                0.00                    0.00          0.00000000000
  A8                0.00                    0.00          0.00000000000
  PO                0.00            1,207,826.84          0.20598918203
  X                 0.00           14,080,065.40          0.08148723585
  AR                0.00                    0.00          0.00000000000
---------------------------------------------------------------------------
  M                 0.00            1,997,073.89          0.22180135484
  B1                0.00            1,997,073.89          0.22180135484
  B2                0.00              399,414.78          0.22180135330
  B3                0.00              133,138.26          0.22180136100
  B4                0.07              328,564.19          0.20526402369
---------------------------------------------------------------------------
Totals              0.07           45,556,406.19
---------------------------------------------------------------------------





                                                        Page 2





THE                                                                                          Distribution Date: 6/25/03
BANK OF
NEW
YORK
101 Barclay St.
New York, NY 10286
                                                                              CWMBS INC
Officer:    Courtney Bartholomew                                  MORTGAGE PASS THROUGH CERTIFICATES
            212-815-3236                                                    SERIES 1994-1
Associate:  AnnMarie Cassano
            212-815-8318

                                                                      Interest Distribution Detail

                Beginning        Pass             Accrued          Cumulative                      Total            Net
               Certificate      Through           Optimal          Unpaid       Deferred         Interest         Prepayment
Class            Balance          Rate (%)       Interest          Interest     Interest            Due         Int Shortfall
--------------------------------------------------------------------------------------------------------------------------------
A1               0.00       7.500000             0.00           0.00           0.00            0.00            0.00
A2               0.0       10.000000             0.00           0.00           0.00            0.00            0.00
A3               0.00       6.250000             0.00           0.00           0.00            0.00            0.00
A4               0.00       6.875000             0.00           0.00           0.00            0.00            0.00
A5      36,873,454.00       6.875000       211,254.16           0.00           0.00      211,254.16            0.00
A6       6,619,177.13       6.875000        37,922.37           0.00           0.00       37,922.37            0.00
A7               0.00       6.250000             0.00           0.00           0.00            0.00            0.00
A8               0.00       6.250000             0.00           0.00           0.00            0.00            0.00
PO       1,393,226.10       0.000000             0.00           0.00           0.00            0.00            0.00
X       14,715,130.35       0.261262         3,203.75           0.00           0.00        3,203.75            0.00
AR               0.00       6.250000             0.00           0.00           0.00            0.00            0.00
--------------------------------------------------------------------------------------------------------------------------------
M        2,199,308.91       6.875000        12,600.21           0.00           0.00       12,600.21            0.00
B1       2,199,308.91       6.875000        12,600.21           0.00           0.00       12,600.21            0.00
B2         439,861.78       6.875000         2,520.04           0.00           0.00        2,520.04            0.00
B3         146,620.60       6.875000           840.01           0.00           0.00          840.01            0.00
B4         361,836.46       6.875000         2,073.02           0.00           0.00        2,073.02            0.00
--------------------------------------------------------------------------------------------------------------------------------
Totals  50,232,793.89                      283,013.77           0.00           0.00      283,013.77            0.00




            Unscheduled
              Interest         Interest
Class        Adjustment          Paid
---------------------------------------
A1          0.00                 0.00
A2          0.00                 0.00
A3          0.00                 0.00
A4          0.00                 0.00
A5          0.00           211,254.16
A6          0.00            37,922.37
A7          0.00                 0.00
A8          0.00                 0.00
PO          0.00                 0.00
X           0.00             3,203.75
AR          0.00                 0.00
--------------------------------------
M           0.00            12,600.21
B1          0.00            12,600.21
B2          0.00             2,520.04
B3          0.00               840.01
B4          0.00             2,073.02
--------------------------------------
Totals      0.00           283,013.77


                                                                               Page 3



THE                                                                                          Distribution Date:   6/25/03
BANK OF
NEW
YORK
101 Barclay St.
New York, NY 10286
                                                                        CWMBS INC
Officer:       Courtney Bartholomew                          MORTGAGE PASS THROUGH CERTIFICATES
               212-815-3236                                              SERIES 1994-1
Associate:     AnnMarie Cassano
               212-815-8318

                                                              Current Payment Information
                                                                    Factors per $1,000

                                  Original                 Beginning Cert.
                                Certificate                   Notional             Principal               Interest
Class            Cusip             Balance                    Balance             Distribution            Distribution
---------------------------------------------------------------------------------------------------------------------------
 A1            126690RH1         58,395,000.00              0.000000000             0.000000000             0.000000000
 A2            126690RJ7         30,600,000.00              0.000000000             0.000000000             0.000000000
 A3            126690RK4        196,374,500.00              0.000000000             0.000000000             0.000000000
 A4            126690RL2         13,480,000.00              0.000000000             0.000000000             0.000000000
 A5            126690RM0         48,029,000.00            767.733119574            19.355868330             4.398470998
 A6            126690RN8         10,400,613.00            636.421827110           295.143544349             3.646166718
 A7            126690RP3         10,200,000.00              0.000000000             0.000000000             0.000000000
 A8            126690RQ1          4,819,500.00              0.000000000             0.000000000             0.000000000
 PO            126690RR9          5,863,545.00            237.608153254            31.618971226             0.000000000
 X             126690RS7        172,788,600.00             85.162622708             0.000000000             0.018541437
 AR            126690RT5              1,000.00              0.000000000             0.000000000             0.000000000
---------------------------------------------------------------------------------------------------------------------------
 M             126690RU2          9,003,885.00            244.262216780            22.460861943             1.399418950
 B1            126690RV0          9,003,885.00            244.262216780            22.460861943             1.399418950
 B2            126690TH9          1,800,777.00            244.262215082            22.460861787             1.399418941
 B3            126690TJ5            600,259.00            244.262223571            22.460862568             1.399418989
 B4            126690TK2          1,600,690.56            226.050221782            20.786152583             1.295079396
---------------------------------------------------------------------------------------------------------------------------
Totals                          400,172,654.56            125.527802356            11.685924954             0.707229159





                   Ending Cert.         Pass
                   Notional            Through
Class              Balance              Rate (%)
--------------------------------------------------
 A1              0.000000000            7.500000
 A2              0.000000000           10.000000
 A3              0.000000000            6.250000
 A4              0.000000000            6.875000
 A5            748.377251244            6.875000
 A6            341.278282761            6.875000
 A7              0.000000000            6.250000
 A8              0.000000000            6.250000
 PO            205.989182028            0.000000
 X              81.487235848            0.261262
 AR              0.000000000            6.250000
--------------------------------------------------
 M             221.801354837            6.875000
 B1            221.801354837            6.875000
 B2            221.801353295            6.875000
 B3            221.801361004            6.875000
 B4            205.264023693            6.875000
--------------------------------------------------
Totals        113.841877177

                                                                               Page 4





        THE BANK OF
        NEW YORK
101 Barclay St.
New York, NY 10286
                                                                                  CWMBS INC
Officer:   Courtney Bartholomew                                    MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                         SERIES 1994-1
Associate: AnnMarie Cassano
           212-815-8318

Pool Level Data

Distribution Date                                                                                         6/25/03
Cut-off Date                                                                                              1/1/94
Determination Date                                                                                        6/1/03
Accrual Period 30/360                        Begin                                                        5/1/03
                                             End                                                          6/1/03
Number of Days in 30/360 Accrual Period                                                                       30


------------------------------------------------------------------
                      Collateral Information
------------------------------------------------------------------
Group 1

Cut-Off Date Balance                                                                              370,357,594.79

Beginning Aggregate Pool Stated Principal Balance                                                  50,232,793.88
Ending Aggregate Pool Stated Principal Balance                                                     45,556,406.19

Beginning Aggregate Certificate Stated Principal Balance                                           50,232,793.88
Ending Aggregate Certificate Stated Principal Balance                                              45,556,406.19

Beginning Aggregate Loan Count                                                                               185
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                               16
Ending Aggregate Loan Count                                                                                  169

Beginning Weighted Average Loan Rate (WAC)                                                             7.023853%
Ending Weighted Average Loan Rate (WAC)                                                                7.036248%

Beginning Net Weighted Average Loan Rate                                                               6.760853%
Ending Net Weighted Average Loan Rate                                                                  6.773248%

Weighted Average Maturity (WAM) (Months)                                                                     246

Servicer Advances                                                                                       3,681.12

Aggregate Pool Prepayment                                                                           4,570,675.71
Pool Prepayment Rate                                                                                 68.2514 CPR



------------------------------------------------------------------
                      Certificate Information
------------------------------------------------------------------

Group 1

Senior Percentage                                                                                89.0520393701%
Senior Prepayment Percentage                                                                     89.0520393701%

Subordinate Percentage                                                                           10.9479606299%
Subordinate Prepayment Percentage                                                                10.9479606299%


                                                                                          Page 1





        THE BANK OF
        NEW YORK
101 Barclay St.
New York, NY 10286
                                                                                  CWMBS INC
Officer:   Courtney Bartholomew                                    MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                         SERIES 1994-1
Associate: AnnMarie Cassano
           212-815-8318


Certificate Account
Beginning Balance                                                                                             0.00


Deposit
Payments of Interest and Principal                                                                    4,970,344.63
Liquidation Proceeds                                                                                          0.00
All Other Proceeds                                                                                            0.00
Other Amounts                                                                                                 0.00
                                                                                                      -------------
Total Deposits                                                                                        4,970,344.63


Withdrawals
Reimbursement of Servicer Advances                                                                            0.00
Payment of Master Servicer Fees                                                                          11,160.14
Payment of Sub Servicer Fees                                                                                  0.00
Payment of Other Fees                                                                                     8,500.58
Payment of Insurance Premium(s)                                                                               0.00
Payment of Personal Mortgage Insurance                                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                              0.00
Payment of Principal and Interest                                                                     4,959,401.39
                                                                                                      -------------
Total Withdrawals                                                                                     4,979,062.11

Ending Balance                                                                                             -216.90


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                 2,508.77
Compensation for Gross PPIS from Servicing Fees                                                           2,508.77
Other Gross PPIS Compensation                                                                                 0.00
                                                                                                       ------------
Total Net PPIS (Non-Supported PPIS)                                                                           0.00


Master Servicing Fees Paid                                                                               11,160.14
Sub Servicing Fees Paid                                                                                       0.00
Insurance Premium(s) Paid                                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                                         0.00
Other Fees Paid                                                                                           8,500.58
                                                                                                         ----------
Total Fees                                                                                               19,660.72

                                                                                          Page 2





        THE BANK OF
        NEW YORK
101 Barclay St.
New York, NY 10286
                                                                                  CWMBS INC
Officer:   Courtney Bartholomew                                    MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                         SERIES 1994-1
Associate: AnnMarie Cassano
           212-815-8318


------------------------------------------------------------------
                      Delinquency Information
------------------------------------------------------------------

Group 1



Delinquency                              30-59 Days              60-89 Days                90+ Days           Totals
-----------                              ----------              ----------               ---------           --------
Scheduled Principal Balance             257,563.71                   0.00                      0.00         257,563.71
Percentage of Total Pool Balance         0.565373%              0.000000%                 0.000000%          0.565373%
Number of Loans                                  1                      0                         0                  1
Percentage of Total Loans                0.591716%              0.000000%                 0.000000%          0.591716%

Foreclosure
-----------

Scheduled Principal Balance                                                                                 222,998.86
Percentage of Total Pool Balance                                                                             0.489501%
Number of Loans                                                                                                      1
Percentage of Total Loans                                                                                    0.591716%

Bankruptcy
----------


Scheduled Principal Balance                                                                                       0.00
Percentage of Total Pool Balance                                                                              0.000000%
Number of Loans                                                                                                      0
Percentage of Total Loans                                                                                     0.000000%

REO
---

Scheduled Principal Balance                                                                                       0.00
Percentage of Total Pool Balance                                                                              0.000000%
Number of Loans                                                                                                      0
Percentage of Total Loans                                                                                     0.000000%

Book Value of all REO Loans                                                                                       0.00
Percentage of Total Pool Balance                                                                              0.000000%

Current Realized Losses                                                                                           0.00
Additional Gains (Recoveries)/Losses                                                                              0.00
Total Realized Losses                                                                                       115,301.73



------------------------------------------------------------------
            Subordination/Credit Enhancement Information
------------------------------------------------------------------

Protection                                                                                   Original               Current
-----------                                                                                  --------               -------

Bankruptcy Loss                                                                              125,790.00            125,790.00
Bankruptcy Percentage                                                                         0.033964%             0.276119%
Credit/Fraud Loss                                                                          4,003,446.00                 0.00
Credit/Fraud Loss Percentage                                                                  1.080968%             0.000000%


                                                                                          Page 3
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






        THE BANK OF
        NEW YORK
101 Barclay St.
New York, NY 10286
                                                                                  CWMBS INC
Officer:   Courtney Bartholomew                                    MORTGAGE PASS THROUGH CERTIFICATES
           212-815-3236                                                         SERIES 1994-1
Associate: AnnMarie Cassano
           212-815-8318


      Protection                                                         Original            Current
      ----------                                                         --------            -------

      Special Hazard Loss                                               6,185,201.00      1,731,685.42
      Special Hazard Loss Percentage                                       1.670062%         3.801190%


      Credit Support                                                     Original            Current
      --------------                                                     --------            -------
      Class A                                                        378,163,158.00      40,701,141.18
      Class A Percentage                                                 94.500000%         89.342300%

      Class M                                                          9,003,885.00       1,997,073.89
      Class M Percentage                                                  2.250000%          4.383739%

      Class B1                                                         9,003,885.00       1,997,073.89
      Class B1 Percentage                                                 2.250000%          4.383739%

      Class B2                                                         1,800,777.00         399,414.78
      Class B2 Percentage                                                 0.450000%          0.876748%

      Class B3                                                           600,259.00         133,138.26
      Class B3 Percentage                                                 0.150000%          0.292249%

      Class B4                                                         1,600,690.56         328,564.19
      Class B4 Percentage                                                 0.400000%          0.721225%


                                                                                          Page 4

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